UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Golden Minerals Company
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350 Indiana Street, Suite 800

Golden, Colorado 80401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 22, 2014

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Golden Minerals Company will be held at the Courtyard by Marriott Denver West/Golden, 14700 W. 6th Avenue Frontage Road, Golden, CO 80401 on Thursday, May 22, 2014 at 9:00 a.m., Denver time, for the following purposes:

1.                                      To elect eight (8) directors to hold office until the 2015 annual meeting of stockholders or until their successors are elected;

2.                                      To ratify the selection of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.                                      To vote to approve amendments to the Company’s 2009 Equity Incentive Plan; and

4.                                      To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Our board of directors has fixed the close of business on March 24, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

The Proxy Statement, proxy card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2013, are available at www.proxyvote.com.

April 8, 2014
By order of the Board of Directors,

Deborah J. Friedman
Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

i

GOLDEN MINERALS COMPANY

350 Indiana Street, Suite 800

Golden, Colorado 80401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2014

This Proxy Statement is furnished to the stockholders of Golden Minerals Company (“Golden Minerals,” the “Company,” or “we”) in connection with the solicitation of proxies by the board of directors of Golden Minerals to be voted at the annual meeting of stockholders on May 22, 2014, or at any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2013, were made available to stockholders on or about April 8, 2014.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), Golden Minerals has elected to provide access to its proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders, who will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis by writing to Karen Winkler, Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 22, 2014:

The Proxy Statement, proxy card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2013, are available at www.proxyvote.com.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your common stock at the annual meeting of stockholders on May 22, 2014. This Proxy Statement describes matters on which we would like you to vote at our annual meeting. It also provides you with information on these matters so that you may make an informed decision.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote on the following three items of business:

(1)                                 To elect eight (8) directors to hold office until the 2015 annual meeting of stockholders;

(2)                                 To ratify the selection of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(3)                                 To approve amendments to the Company’s 2009 Equity Incentive Plan.

Stockholders will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•                  FOR the election of each of the eight (8) nominated directors (see “Proposal No. 1”)

•                  FOR the ratification of the appointment of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (see “Proposal No. 2”)

•                  FOR the approval of amendments to the Company’s 2009 Equity Incentive Plan (see “Proposal No. 3”)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of March 24, 2014, the record date for the meeting, we had 43,530,833 shares of common stock outstanding. This amount includes 866,002 shares of unvested restricted common stock issued pursuant to our 2009 Equity Incentive Plan, which are not entitled to vote at the annual meeting. Therefore, as of March 24, 2014, 42,664,831 shares of common stock were outstanding and are entitled to vote at the annual meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by proxy via the Internet or telephone by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by filling out the proxy card included with the materials or by calling the toll free number found on the proxy card.

Beneficial Owner.  If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker, bank or other holder of record (i.e., in street name) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 24, 2014, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at

8:30 a.m., Denver time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How may I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted by you in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy card or via the Internet or telephone by following the instructions provided in the Notice. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the instructions included in the Notice or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other holder of record.

Proxies submitted properly by one of the methods described above will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted “FOR” each of the eight director nominees, “FOR” the ratification of the appointment of EKS&H, LLLP as our independent registered public accounting firm, “FOR” the approval of amendments to the Company’s 2009 Equity Incentive Plan, and in such manner as the proxy holders named on the proxy determine, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), under applicable rules of the NYSE MKT LLC (“NYSE MKT”) (the exchange on which our common stock is traded), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters under the NYSE MKT rules. Under the NYSE MKT rules and guidance, the election of directors is no longer a “routine” matter on which your broker may vote without your instructions. As such, at this year’s annual meeting, your broker may vote without your instructions only on the ratification of the appointment of EKS&H, LLLP as our independent registered public accounting firm for 2014. The broker’s failure to vote on the election of directors or on the amendments to the Company’s 2009 Equity Incentive Plan because the broker lacks discretionary authority to do so, commonly referred to as a “broker non-vote,” will not affect the outcome of the vote on either of these matters.

May I change my vote or revoke my proxy after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 350 Indiana Street, Suite 800, Golden, Colorado 80401; (2) executing and delivering a later dated proxy card; or (3) by the Internet or telephone by following the voting instructions provided in the Notice. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority (over 50%) of the shares of our common stock outstanding and entitled to vote as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.  In the election of directors, eight (8) candidates will be elected by a plurality of affirmative votes. That is, the eight (8) candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

Ratification of EKS&H, LLLP.  The affirmative vote of a majority of the outstanding shares of common stock present at the meeting (either in person or by proxy) will be required for ratification.

Approval of amendments to the Company’s 2009 Equity Incentive Plan.  The affirmative vote of a majority of the outstanding shares of common stock present at the meeting (either in person or by proxy) will be required for approval of amendments to the Company’s 2009 Equity Incentive Plan.

How may I vote on each of the proposals?

In the election of directors, you may vote FOR any one or more, or all, of the nominees, or your vote may be WITHHELD with respect to any one or more, or all, of the nominees. For the ratification of EKS&H, LLLP, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.  For approval of amendments to our 2009 Equity Incentive Plan, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Who will count the proxy votes?

Votes will be tabulated by Broadridge Financial Solutions.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this Proxy Statement. If you grant a proxy, any of the officers named as proxy holder, Jeffrey G. Clevenger, Robert P. Vogels, Deborah J. Friedman, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed at this meeting for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Who will bear the cost of this proxy solicitation?

The cost of this proxy solicitation will be borne by Golden Minerals. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, email, or in person. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The board of directors unanimously recommends that the Company’s stockholders vote FOR the election of the following eight (8) nominees:

Jeffrey G. Clevenger

W. Durand Eppler

Michael T. Mason

Ian Masterton-Hume

Kevin R. Morano

Terry M. Palmer

Andrew N. Pullar

David H. Watkins

The board of directors has nominated for election at the annual meeting Messrs. Clevenger, Eppler, Mason, Masterton-Hume, Morano, Palmer, Pullar and Watkins to serve until the 2015 annual meeting of stockholders or until their successors are elected. Each nominee is currently a director of Golden Minerals and has consented to being named as a nominee.

The eight (8) candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

The following table sets forth the name, residence, age, and current positions of each nominee:

Name and Residence	Age	Position
Jeffrey G. Clevenger(1)	64	Director, Chairman of the Board of Directors
Colorado, USA
W. Durand Eppler(2)(4)	60	Director, Chairman of the Corporate Governance and Nominating Committee
Colorado, USA
Michael T. Mason(4)	69	Director
New York, USA
Ian Masterton-Hume(3)	63	Director
New South Wales, Australia
Kevin R. Morano(3)(4)	60	Director, Chairman of the Compensation Committee
Florida, USA
Terry M. Palmer(2)(4)	69	Director, Chairman of the Audit Committee
Colorado, USA
Andrew N. Pullar	42	Director
Cayman Islands
David H. Watkins(2)(3)	69	Director
British Columbia, Canada

(1)         Mr. Clevenger also serves as our President and Chief Executive Officer.

(2)         Member of the Audit Committee.

(3)         Member of the Compensation Committee.

(4)         Member of the Corporate Governance and Nominating Committee.

Information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

Nominees for Election

Jeffrey G. Clevenger.  Mr. Clevenger has served as our Chairman of our board and as our President and Chief Executive Officer since March 2009. He has over 40 years of experience in the mining industry. Mr. Clevenger served as a director and President and Chief Executive Officer of our predecessor, Apex Silver Mines Limited (“Apex Silver”) from October 2004 until March 2009. Mr. Clevenger worked as an independent consultant from 1999 when Cyprus Amax Minerals Company, his previous employer, was sold until he joined Apex Silver in 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper

Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc. He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Metallurgical Society of America. Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University. In determining Mr. Clevenger’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, including the operating, management, and executive positions he has held previously at several other mining companies.

W. Durand Eppler.  Mr. Eppler has served as a director of our company since March 2009. Mr. Eppler has over 30 years of experience in the natural resources industry and has served since 2004 as a partner of Sierra Partners, LLC, a private investment and advisory firm he founded. The firm focuses exclusively on mining, oil and gas and energy resource industries and has both domestic and international experience. From June 2005 until August 2008, Mr. Eppler was President and Chief Executive Officer of Coal International Plc, an international coal mining and development company. From 1995 to 2004, Mr. Eppler held various positions at Newmont Mining Corporation, the world’s second largest gold producer, and its subsidiaries, including Vice President of Newmont Capital, Ltd. (2002 to August 2004), Vice President, Corporate Development of Newmont Mining Corporation (2001 to 2002), President of Newmont Indonesia (1998 to 2001), and Vice President, Corporate Planning of Newmont Mining Corporation (1995 to 1998). Prior to joining Newmont, Mr. Eppler served as the Managing Director, Metals & Mining for Chemical Securities, Inc., a subsidiary of Chemical Bank (now JPMorgan Chase), where he was responsible for relationship management, technical support, corporate finance services, credit marketing and transaction execution for clients in the global precious metals, industrial and energy resources businesses. He currently serves on the boards of directors of Vista Gold Corporation, Augusta Resource Corporation, Frontier Mining Limited and Plata Latina Minerals Corporation, and he served on the boards of Allied Nevada Gold Corporation, Northern Energy Mining Company, and Coal International Plc during the last five years. Mr. Eppler holds a B.A. in Geography & Religion from Middlebury College and an M.S. in Mineral Economics from the Colorado School of Mines. Mr. Eppler is a member of the Society of Mining Engineers of A.I.M.E. and a member of the Global Leadership Council, College of Business, Colorado State University. In determining Mr. Eppler’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mining industry public and private finance, corporate development in public mining companies, and management in the base and precious metals mining industries.

Michael T. Mason.  Mr. Mason has served as a director of our company since September 2011, when he joined our board in connection with the business combination with ECU Silver Mining Inc. (“ECU”). Mr. Mason has more than 40 years of experience in the minerals and mining industry, including experience in the marketing of precious and base metals and other commodities. Prior to the business combination, Mr. Mason had been a director of ECU since April 2001. Mr. Mason is Chairman and Chief Executive Officer of Geovic Mining Corporation, serving as Chief Executive Officer since January of 2011 and as Chairman since February 2012. Mr. Mason has served as a director of Geovic Mining Corporation since May 2005. Since 1996, Mr. Mason has been a Managing Partner of Mineral Services, LLC, a private metals marketing consulting firm. During his career, Mr. Mason has held various executive positions at exploration and mining companies including serving as Chief Financial Officer of Global Gold Corporation from 2006 to 2007, Chief Financial Officer of Euromax Ltd. from 2005 to 2006, and President of MBMI Resources Inc. from 2002 to 2011. Mr. Mason served as director of Global Gold Corporation from 2005 to 2006, director of Euromax Ltd. from 2003 to 2010 and director of MBMI Resources Inc. from 2001 to 2011. In determining Mr. Mason’s qualifications to serve on our board of directors, the board has considered, among other things, his experience in metals marketing, in the minerals and mining industry, and with ECU’s businesses and operations.

Ian Masterton-Hume.  Mr. Masterton-Hume has served as a director of our company since March 2009. He has over 30 years of experience in the natural resources industry. From January 2000 until December 2008, he was a partner of The Sentient Group, an independent private equity investment firm specializing in the global resources industry, which he also cofounded.  The Sentient Group is the Company’s largest stockholder holding approximately 20.92% of our outstanding common stock.  Since December 2008, Mr. Masterton-Hume has acted as a consultant to The Sentient Group. From 1994 to 2000, Mr. Masterton-Hume served as a consultant to AMP Society’s Private Capital Division, focused on international mining and telecommunications investments primarily in North and South

America, Russia and the Pacific Rim. His experience prior to 1994 includes serving as a consultant to Equatorial Mining in Santiago, Chile regarding development of its copper assets, and approximately 23 years of investment management and investment banking experience for companies in Australia and the United Kingdom, including Impala Pacific Corporation in Hong Kong, Bain & Company in Sydney, Australia and the Jessel Group of companies in London and South Africa. He is currently a director of Iron Road Limited, Silver City Minerals Limited, Marengo Mining Limited and African Energy Resources Limited, and he served as a director of Norsemont Mining Inc. from February 2008 to July 2011, Andean Resources Ltd. from 2005 through 2010 and Apex Silver from 2007 through 2009. Mr. Masterton-Hume attended both Harrow School (England) and Nice University (France). In determining Mr. Masterton-Hume’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mining industry public and private finance, and corporate development and mine project development in South America, together with his experience serving as a director of small publicly held mineral exploration and development companies operating in South America.

Kevin R. Morano.  Mr. Morano has served as a director of our company since March 2009. He has over 35 years of experience in the mining industry. Mr. Morano has been Managing Principal of KEM Capital LLC, a private equity investment company and provider of management advisory services, since March 2007. Prior to forming his own company, Mr. Morano held a number of senior executive positions at major American public companies including a 21 year career at ASARCO Incorporated, a global copper mining company and specialty chemicals and aggregates producer, which was acquired by Grupo Mexico in December 1999. At ASARCO, Mr. Morano served in various senior executive capacities including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer. He currently serves as a director of Bear Creek Mining Company, and he served as a director of Apex Silver from 2000 through March 2009. He also has previously served as a director of Southern Peru Copper Corporation and Coeur d’Alene Mines. From March 2002 to March 2007, Mr. Morano was employed at Lumenis Ltd initially as Chief Financial Officer and subsequently as Senior Vice President for Marketing and Business Development. From May 2000 through October 2001, Mr. Morano served as the Chief Financial Officer of Exide Technologies. Mr. Morano holds a B.Sc. in Finance from Drexel University and an M.B.A. from Rider University. In determining Mr. Morano’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, public and private finance and management experience at public mining companies.

In April 2006, the SEC filed a complaint in U.S. District Court against Lumenis Ltd., one of its former officers and Mr. Morano, the Chief Financial Officer of Lumenis, alleging violations of the anti-fraud and other provisions of federal securities law. With respect to Mr. Morano, the complaint alleged, among other things, that Mr. Morano knowingly or recklessly permitted the improper accounting of certain sales transactions, which resulted in the publication by Lumenis Ltd. of materially false financial statements in 2002 and 2003. Without admitting or denying the allegations in the complaint, Mr. Morano consented to the entry, in September 2008, of a final consent judgment that, among other things, enjoins Mr. Morano from violating various provisions of the federal securities laws, including Section 17(a) of the Securities Act of 1933, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and ordered Mr. Morano to pay a $55,000 civil penalty, and an SEC administrative order suspending Mr. Morano from appearing or practicing before the SEC as an accountant.

Terry M. Palmer.  Mr. Palmer has served as a director of our company since March 2009. He has over 40 years of financial, management and accounting experience with a particular focus on the mining industry. Since January 2003, Mr. Palmer has worked on a part-time basis for and is a principal of the CPA firm of Marrs, Sevier & Company LLC. He spent 36 years at Ernst & Young LLP where he rose from a staff position to partner responsible for audit and advisory services to major international mining companies and serving as the technical consulting partner for SEC-related business. Mr. Palmer is currently a director and Chairman of the Audit Committee of Allied Nevada Gold Corp. and Sunward Resources Ltd. and he served as a director of Apex Silver from September 2004 through March 2009.  Mr. Palmer holds a B.Sc. in Business Administration from Drake University and an M.B.A. from the University of Denver. He is a certified public accountant and a member of the American Institute and Colorado Society of Certified Public Accountants. In determining Mr. Palmer’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise as an audit partner at Ernst & Young LLP focused on public mining companies, his knowledge about and experience in the types of accounting and financial issues faced by public mining companies, and his experience as a director of exploration, development, and small public mining companies.

Andrew N. Pullar.  Mr. Pullar has served as a director of our company since July 2013. Mr. Pullar is the Chief Executive Officer and a director of The Sentient Group, an independent private equity investment firm specializing in the global resources industry.  The Sentient Group is the Company’s largest stockholder holding approximately 20.92% of our outstanding common stock. Prior to joining The Sentient Group in 2009, Mr. Pullar worked as a portfolio manager for Baker Steel Capital Managers in London and Sydney from 2004 to 2009. Prior to this, Mr. Pullar was a senior metals and mining analyst at AME Mineral Economics in Sydney, worked as a mining engineering consultant for Behre Dolbear in London and Sydney, and served in various mining engineering and production positions at De Beers and Gold Fields in South Africa. Mr. Pullar holds a degree in Mining Engineering from the University of the Witwatersrand, a South African Mine Managers Certificate and the U.K. Society of Investment Professionals Investment Manager Certificate. He is also a member of the Australasian Institute of Mining and Metallurgy. In determining Mr. Pullar’s qualifications to serve on our board of directors, the board has considered, among other things, his engineering and analyst experience and expertise in the minerals and mining industry, and his executive experience in management of The Sentient Group.

David H. Watkins.  Mr. Watkins has served as a director of our company since March 2009. He has over 45 years of experience in the mining industry, working as a senior executive with major mining companies and junior exploration and development companies. Since June 2011, Mr. Watkins has served as Chairman of Atna Resources Ltd. (“ATNA”), a company engaged in the exploration, development and production of gold properties. Mr. Watkins previously served ATNA as Executive Chairman from June 2010 to June 2011 and Chief Executive Officer from March 2000 to June 2010. From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities including copper, gold, molybdenum, lithium and coal. Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada. Mr. Watkins currently serves on the boards of directors of a number of companies, including ATNA, Euro Ressources S.A., Commander Resources Ltd., Argonaut Gold Inc. (formerly Prodigy Gold Inc., which was formerly Golden Goose Exploration, Inc.), Bearing Resources Ltd., Rio Novo Gold Inc., and Camino Minerals Corp. Mr. Watkins resigned from service as a director of Landdrill International Inc. in August 2012 and from Maudore Minerals Ltd. in November 2010. Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston, and an M.S. in Geology from Carleton University, Ottawa, and is a graduate of the Executive Business Program of the University of Western Ontario. Mr. Watkins is a member of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada. In determining Mr. Watkins’ qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mineral exploration for base and precious metals in South America and other regions, and his experience as an executive or director of small public mining companies like our company and familiarity with the technical exploration, financing, and management issues faced by such companies.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors, pursuant to the recommendation of the Audit Committee of the board of directors, unanimously recommends ratification of the selection of EKS&H, LLLP (“EKS&H”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm for the fiscal year 2014. In the event the ratification is not approved by the required number of holders, the Audit Committee may reconsider, but will not necessarily change, its selection of EKS&H to serve as our independent registered public accounting firm.

On August 13, 2013, the Audit Committee engaged EKS&H as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

During the Company’s two most recent fiscal years and in the subsequent period through August 13, 2013, neither the Company, nor anyone acting on its behalf, consulted with EKS&H regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report nor oral advice was provided by EKS&H that EKS&H concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to this item, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In connection with the selection of EKS&H, on August 13, 2013 the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The Audit Committee approved such dismissal.

The reports of PwC on the consolidated financial statements for the fiscal years ended December 31, 2011 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2011 and 2012 and through August 13, 2013, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2011 and 2012 and through August 13, 2013 there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The following table sets out the aggregate fees billed by EKS&H and PwC for the fiscal year ended December 31, 2013 and by PwC for the fiscal year ended December 31, 2012 for the categories of fees described.

	Fiscal Year Ended December 31,
	2013	2012(4)
Audit Fees(1)	$514,951	$794,022
Audit Related Fees	—	—
Tax Fees(2)	$133,392	$99,600
All Other Fees(3)	$1,872	$1,800
Total Fees	$650,215	$895,422

(1)           Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements. For 2013, the aggregate audit fees billed by PwC were $278,740 and the aggregate audit fees billed by EKS&H were $236,211.

(2)           Tax fees include fees for services rendered in connection with the preparation of our tax returns in the United States and other foreign jurisdictions as well as international tax planning services. For 2013, the aggregate tax fees billed by PwC were $133,392 and the aggregate tax fees billed by EKS&H were $0.

(3)           For 2012 and 2013, all other fees included fees for access to a PwC accounting database and other research materials.

(4)           Our 2012 fees only include fees for services of PwC.

The Audit Committee charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934 and any rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee must report any decisions to the full committee at its next scheduled meeting. All of the fees and services provided by PwC during 2012 and PwC and EKS&H during 2013 were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee charter.

PROPOSAL NO. 3—APPROVAL OF AMENDMENTS TO THE COMPANY’S
2009 EQUITY INCENTIVE PLAN

The board of directors unanimously recommends that the Company’s stockholders vote FOR approval of amendments to the Company’s 2009 Equity Incentive Plan.

The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the annual meeting is required to approve the amendments to the Company’s 2009 Equity Incentive Plan.

On February 27, 2014, our board of directors approved amendments to the Golden Minerals Company 2009 Equity Incentive Plan (the “Amendments”) to be effective upon stockholder approval at the 2014 annual meeting of stockholders, and recommended that the Company’s stockholders approve and adopt the Amendments, as set forth in the Amended and Restated 2009 Equity Incentive Plan (the “Amended Plan”) included in this Proxy Statement as Appendix A. The Amendments are summarized below.  Capitalized terms not defined in this Proxy Statement are defined in the Amended Plan.

We are NOT seeking approval to increase the number of shares available under the Amended Plan.

•                  Section 162(m).  Conform certain provisions more closely to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including increase the individual limits for awards of Options and stock appreciation rights to 2,000,000 shares of common stock during any calendar year, and impose a 500,000 share limit on other Stock Awards that can be granted under the Amended Plan to the extent they are intended to qualify as performance based compensation under Section 162(m) of the Code; the Company has not granted options since May 2010 and has never granted stock appreciation rights or performance based compensation;

•                  Termination.  Permit vested Options granted after the effective date of the Amended Plan to be exercised for 90 days following voluntary termination of employment rather than require that such vested Options terminate upon termination of employment, as currently provided by the Plan;

•                  Change of Control.  Provide the board of directors with flexibility to determine whether awards vesting on a Change of Control (as defined in the Amended Plan) are settled in cash or in the Company’s common stock;

•                  Stockholder Rights.  Establish that Participants do not have voting rights of a stockholder for certain types of Stock Awards, unless otherwise provided in the Stock Award Agreement; and

•                  409A. Update 409A provisions regarding deferred compensation matters.

The Company considers long-term equity compensation to be an essential element of total compensation and believes the Amendments and the Amended Plan promote its interests and the interests of its stockholders by attracting and retaining the services of officers, key employees, and directors and encouraging long-term performance by such participants, and by improving the profitability and optimizing the growth of the Company through long-term incentives which are consistent with the Company’s goals and which align the interests of participants to those of the Company’s stockholders.

Summary of the Amended Plan

A description of the Amended Plan appears below. Because the description of the Amended Plan in this Proxy Statement is a summary, it may not contain all the information that may be important to you. You should carefully read the Amended Plan. A copy of the form of the Amended Plan is attached hereto as Appendix A. If approved by the stockholders at the 2014 annual meeting of stockholders, a copy of the Amended Plan will be filed with the SEC with the Company’s next periodic filing.

Administration

The Amended Plan is administered by the board of directors (the “Board”) or a committee of the Board (the “Committee”). The Board, or the Committee, is referred to in this Proposal No. 3 as the “Administrator”. The Administrator has full authority to administer the Amended Plan, including authority to interpret and construe any provision of the Amended Plan and any award granted thereunder.

Eligibility

The Amended Plan provides that awards may be made to employees, directors, officers and consultants of the Company or its subsidiaries, as the Administrator may select from time to time, provided, however, that only employees of the Company or its subsidiaries may receive Incentive Stock Options (“ISOs”). Approximately 65 employees of the Company and its subsidiaries are presently eligible to participate. However, because the Amended Plan provides for broad discretion by the Administrator in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time. All current directors, including seven non-employee directors of the Company, are eligible to participate. However, because the size of the Board could change or other non-employee directors could be elected, the total number of directors who will be eligible to participate in the future and the respective benefits to be accorded to them likewise cannot be determined at this time.

Securities Subject to the Amended Plan

The number of shares available under the Amended Plan will automatically increase or decrease from time to time to equal ten percent (10%) of the Company’s outstanding shares of common stock, provided, however, that the shares of common stock that may be issued pursuant to ISOs may not exceed ten percent (10%) of the Company’s outstanding shares of common stock, as of the effective date of the Amended Plan.  Stock appreciation rights that are payable only in cash do not reduce the number of shares of common stock available for awards granted under the Amended Plan.  The Administrator may adopt reasonable counting procedures to ensure appropriate counting for purposes of determining the number of shares of common stock remaining in the stock reserve for issuance under the Amended Plan.

No participant that is or is expected to be a “Covered Employee” (as determined for purposes of Section 162(m) of the Code) is eligible to be granted Options or stock appreciation rights covering more than 2,000,000 shares of common stock during any calendar year.

No participant is eligible to be granted Stock Awards (including restricted common stock, unrestricted common stock, restricted stock units or other stock awards) covering more than 500,000 shares of common stock that are intended to qualify as performance based compensation under Section 162(m) of the Code.

The Amended Plan provides that, in the event of changes in the common stock by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the Administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the Amended Plan, the purchase price to be paid and/or the number of shares issuable upon the exercise of any Option previously granted and in the purchase price to be paid and/or the number of shares issuable pursuant to restricted stock awards.

Description of Awards under the Amended Plan

Participants under the Amended Plan are eligible to receive ISOs and Nonqualified Stock Options (“NQSOs”), restricted common stock, unrestricted common stock, stock appreciations rights, restricted stock units and other stock awards including performance stock, performance stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares. ISOs may be granted only to employees of the Company or its subsidiaries, while Stock Awards other than ISOs may be granted to employees, directors, officers and consultants of the Company or its subsidiaries; provided, however, that Options may only be granted to individuals with respect to whom our common stock qualifies as “service-recipient stock” for purposes of Section 409A of the Code.

Option Awards

Participants under the Amended Plan may be granted Option Awards at the discretion of the Administrator.  Options vest and become exercisable according to a schedule established by the Administrator.  If Options are not exercised within the term, generally ten (10) years, the Options will expire without value.  Except as otherwise determined by the Administrator, Options are exercisable only by the participant.

With respect to ISOs, the aggregate fair market value (determined as of the date of grant) of the shares that may be granted under the Amended Plan or under any other option plan of the Company or its subsidiaries that may become exercisable for the first time in any calendar year is limited to $100,000.

Subject to certain limitations set forth below, the exercise price of the common stock pursuant to the exercise of an Option is determined by the Administrator and may be adjusted in accordance with the adjustment provisions described in “Securities Subject to the Plan” above.  The exercise price of the Options may not be less than 100% of the fair market value of our common stock on the date of grant, provided, however, that any ISO granted to a Participant who holds 10% or more of the voting power of all shares of the Company must have an exercise price at least equal to or greater than one hundred ten percent (110%) of the fair market value of the common stock at the time of grant, and cannot be exercisable after the expiration of five (5) years from the date of grant.  The fair market value of our common stock is determined by reference to the principal national securities exchange on which the Shares are traded, if any, or in the absence of such a market will be determined by the Board.

Upon the exercise of an Option, the purchase price may be fully paid in cash, or its equivalent, as determined by the Administrator.  As determined by the Administrator and subject to the terms of each award agreement, payment may also be made (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted common stock which the participants currently owns, (iii) by any other form of consideration approved by the Administrator and permitted by applicable law or (iv) by any combination of the foregoing.

Stock Appreciation Rights

Participants under the Amended Plan are eligible to receive share appreciation rights (“SARs”) at the discretion of the Administrator.  SARs may be granted either alone or in conjunction with all or part of another award.  SARs may be exercised at such time or times as determined by the Administrator.

Restricted and Unrestricted Stock

Participants under the Amended Plan are eligible to receive restricted and unrestricted stock awards at the discretion of the Administrator.  A restricted stock award is an award of common stock that the Participant may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of for a period (“restricted period”) that the Administrator may determine, from the date on which such award is granted.  The Administrator may also impose such other restrictions and conditions on the restricted stock award as it deems appropriate.  Common stock awarded that is fully vested at the time of grant is unrestricted common stock.

If a Participant is granted a restricted stock award, the Participant will enter into an award agreement with the Company, in such form as the Administrator determines, which states the restrictions to which the shares are subject and the date or dates on which such restrictions will lapse.  The Administrator may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time based on the achievement of performance-related goals, a participant’s termination of employment or service, or the occurrence of a Change of Control of the Company.

Unless otherwise provided in the terms of the applicable award agreement, a recipient of restricted stock will have the right to receive all dividends and other distributions paid or made respecting such restricted common stock, provided, however, no unvested restricted common stock will have any voting rights of a stockholder respecting such unvested restricted common stock unless and until such unvested restricted common stock becomes vested.

Restricted Stock Units

Participants under the Amended Plan are eligible to receive restricted stock units (“RSUs”) at the discretion of the Administrator. An RSU represents the right to receive one share of common stock from the Company on the respective scheduled vesting or payment date for such RSU. At the time an award of RSUs is made, the Administrator establishes a period of time during which the restricted stock units will vest, considering certain factors, such as the service of the participant, the attainment of specific performance goals, or such other conditions the Administrator may determine, subject to the provisions of the Amended Plan. Unless otherwise provided in the terms of the applicable award agreement, a recipient of RSUs has the right to receive dividend equivalent rights with respect to the RSUs.

For non-employee directors, current outstanding RSUs represent the right to receive common stock at the end of a specified deferral period.  The Company has adopted a Non-Employee Director Deferred Compensation and Equity Award Plan, an award program pursuant to the Amended Plan, pursuant to which each non-employee director on the Board may receive awards of RSUs.  Each RSU entitles the director to receive one unrestricted share of common stock issued under the Amended Plan upon termination of the director’s service on the Board. The Board may, but is not required to, attach vesting conditions to such awards.

Performance Based Compensation

The Administrator has the discretion to make awards that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (other than Options or stock appreciation rights) under the Amended Plan upon such terms and conditions as it may establish. Grants of Stock Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, which may be granted to any one participant, may not exceed 500,000 shares.

The vesting of, or amount payable under, any such Stock Awards is determined solely based upon the achievement of certain pre-established qualifying performance criteria selected by the Administrator and specified in writing during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance criteria may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m) of the Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

Under the Amended Plan, the Administrator may utilize any of the following measures of performance in establishing the qualifying performance criteria for such awards: revenue; revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the common stock or any other publicly-traded securities of the Company; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow, cash flow per share or cash flow from operations; return on capital; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); financing and other capital raising transactions (including sales of the Company’s equity or debt securities); and implementation, completion or attainment of objectives with respect to exploration, development, production or costs, acquisitions and divestitures, operational objectives, including those relating to environmental, health and safety requirements, recruiting and maintaining personnel, and joint venture or similar arrangements.

Following the end of a performance period, the Administrator certifies in writing the extent to which any qualifying performance criteria and any other material terms under such Stock Award have been satisfied (other than in cases where such relate solely to the price of our common stock).

The Administrator has discretion to reduce (but not to increase) the amount otherwise earned or payable under a performance-based award. In addition, in the event that the requirements of Section 162(m) of the Code change to permit the Administrator discretion to alter the qualifying performance criteria without obtaining stockholder approval of the changes, the Administrator has sole discretion to make changes without obtaining stockholder approval.  Furthermore, if the Administrator determines that it is advisable to grant Stock Awards that do not qualify as performance-based compensation and/or to amend previously granted Stock Awards in a way that would disqualify them as performance-based compensation, the Administrator may do so without satisfying the requirements of Section 162(m) of the Code and may base vesting on performance measures other than those set forth above and/or make such amendments.

Other Stock Awards

The other types of awards that may be granted under the Amended Plan include: (a)  performance stock, performance stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to our common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; and (b) any similar securities or awards with a value derived from the value of or related to our common stock and/or returns thereon.

Transferability of Awards

Unless expressed otherwise in an award agreement, Stock Awards are not transferable by the Participant otherwise than by will or under the laws of descent and distribution, and are exercisable during the Participant’s lifetime, only by the Participant.

Termination of Employment; Death; Disability and Retirement

The Administrator may specify in the award agreement the period, if any, during which an award is exercisable after severance of the employment or other relationship between the Company or subsidiary and the Participant for any reason, as well as upon the death or disability of the Participant.  The Amended Plan provides certain default terms and conditions which will apply in the following situations in the absence of specific terms in the award agreement:

•                  Termination of Continuous Service for Cause.  All Options, including vested Options, held by the participant will immediately terminate.  Any unvested restricted stock awards will be forfeited and automatically transferred to and reacquired by the Company at no cost.

•                  Termination of Continuous Service not for Cause.  All vested Options held by such person will continue to be exercisable until the earlier of the expiration date of such option or 180 days after the date of such termination.  Effective for Options granted after the effective date of the Amended Plan, if an optionholder’s continuous service is terminated voluntarily by the Participant, all vested options will continue to be exercisable until the earlier of the expiration date of such Option or 90 days after the date of such termination. Any unvested restricted stock awards will vest immediately upon such date.

•                  Death or Disability.  All unvested Options will immediately terminate and all vested Options held by such person will continue to be exercisable until the earlier of the expiration date of such Options or 12 months after the date of such disability or death.  Any unvested restricted stock awards will vest immediately upon such date.

•                  Retirement.  All unvested Options will automatically vest on the date of such Retirement and all options will be exercisable until the earlier of the expiration date of such Options or 24 months after the Retirement date.  Any unvested restricted stock awards will vest immediately upon such date. A Participant’s Retirement is determined at the discretion of the Administrator.

Change of Control

Upon a Change of Control (as defined in the Amended Plan), any unvested Stock Awards vest immediately prior to the closing of the Change of Control, and the Board has the power and discretion to provide for the participant’s alternatives regarding the terms and conditions for the exercise of, or modification of, any outstanding Stock Awards granted pursuant to the Amended Plan, provided, however, such alternatives will not affect the then current exercise provisions without such Participant’s consent.  The Board may provide that Stock Awards granted under the Amended Plan must be exercised in connection with the closing of such Change of Control transaction, and that if not so exercised such Stock Awards will expire.  The Board may also provide for the payment of cash or property (or combination thereof) in settlement of any Stock Awards upon a Change of Control.

Amendments

The Amended Plan may be modified or amended by the Board at any time and for any purpose which the Board deems appropriate, provided that such amendment does not result in a violation of Section 409A of the Code.

Duration of the Plan

The Board may suspend or terminate the Amended Plan at any time.  Unless sooner terminated, the Amended Plan will terminate on the tenth (10th) anniversary of the effective date of the Amended Plan.

Certain Federal Income Tax Consequences

The following description of the material federal income tax consequences of awards under the Amended Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Amended Plan.

Incentive Stock Options

A Participant who is granted an ISO recognizes no taxable income when the ISO is granted.  A Participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax (“AMT”) purposes (see below). A Participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the Option.  Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the Option was exercised and for more than two years after the Option was granted.  If the Participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is subject to income tax (but not FICA taxes) as though he or she had exercised an NQSO, except that the ordinary income on exercise of the Option is recognized in the year of the disqualifying disposition and generally is the lesser of (1) the excess of the fair market value of the shares acquired on the date of its exercise over the Option price; or (2) the excess of the amount realized on the sale of the stock over the original option price.  The Company will not be entitled to a deduction with respect to the grant or exercise of the ISO or the sale of the ISO shares, except in the case of a disqualifying disposition of the ISO shares, upon which event the amount of the Company’s deduction is equal to the amount of the compensation income recognized by the Participant.

Alternative Minimum Tax

The exercise of an ISO may result in tax liability under the AMT. The AMT is an alternative tax scheme and if triggered, provides for tax equal to the excess, if any, of (a) 26% or 28% of “alternative minimum taxable income” in excess of an applicable exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were a non-qualified stock option (as described below under “Non-Qualified Stock Options”), so the difference between the fair market value of the shares received on exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value for subsequent AMT purposes. Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person’s circumstances.

Nonqualified Stock Options

The tax treatment of NQSOs differs significantly from the tax treatment of ISOs. In general, no taxable income is recognized when an NQSO is granted, but upon exercise, the difference between the fair market value of the shares received and the exercise price is taxable as ordinary compensation income to the recipient and is generally deductible by the Company. If the Participant is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Stock Appreciation Rights

A Participant will generally not recognize taxable income upon receipt of an SAR. Upon exercise of the SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares of the Company’s common stock received at the time of exercise. The Company is generally entitled to a deduction equal to the amount of ordinary income recognized by a Participant upon exercise of an SAR. If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Restricted Stock Awards

A Participant receiving restricted stock ordinarily does not recognize income at the time of the grant of the restricted stock award. When the shares of restricted stock vest, the Participant will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares on the vesting date. Alternatively, the Participant may elect under Section 83(b) of the Code to recognize ordinary compensation income upon the grant of the restricted shares (in an amount equal to the fair market value of the shares on the grant date). Any dividends paid on or with respect to unvested restricted stock are generally taxable upon receipt as ordinary compensation income. If the Participant is an employee of the Company, any compensation income will constitute additional wages, subject to FICA taxes and withholding.  The Company generally is entitled to deduct an amount equal to the income recognized by the Participant at the time the Participant recognizes the income.

Restricted Stock Units

A Participant will generally recognize ordinary compensation income equal to the amount of cash received and the fair market value of any shares of the Company’s common stock received at the time payment is made under the RSU.  The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant. If the Participant is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Performance Based Awards

A Participant will generally recognize ordinary compensation income equal to the amount of cash received and the fair market value of any shares of the Company’s common stock received at the time payment is made under the performance based awards.  The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant. If the Participant is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Section 409A

It is intended that all awards granted under the Amended Plan comply with, or be exempt from, Section 409A of the Code and the Amended Plan shall be interpreted accordingly.  If any award was subject to and failed to comply with Code Section 409A, the holder of such award would generally be taxed on the value of such award upon vesting, and would be liable for an additional 20% income tax on such amount along with certain other amounts.

Section 162(m)

Under Section 162(m) of the Code, compensation paid by the Company in excess of $1 million for any taxable year to a “Covered Employee” generally is not deductible by the Company or its affiliates for federal income tax purposes unless an exemption from such limitation exists. Generally, a “Covered Employee” under Section 162(m) includes the chief executive officer and the three other highest paid executive officers of the Company other than the chief financial officer as of the last day of the taxable year. The Amended Plan permits, but does not require, the grant or payment of “performance-based compensation” that is exempt from the deduction limitations of Code Section 162(m).

Prospective awards of equity compensation under the Amended Plan, if approved by the stockholders, are not currently determinable.

Withholding

The Company may be required to withhold federal, state or local taxes in connection with any share option or other award under the Amended Plan, including, but not limited to, withholding of any portion of any payment or withholding from other compensation payable to the Participant, unless such person reimburses the Company for such amount.

THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

During 2013, our board of directors held seven (7) meetings.

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee met five (5) times during 2013. Our Audit Committee is currently comprised of Messrs. Palmer, Eppler and Watkins. Each of the members of the Audit Committee is independent and financially sophisticated, as defined by the NYSE MKT listing standards.  Our board has determined that Mr. Palmer, the Audit Committee Chairman, qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the SEC. The Audit Committee is responsible for the selection, compensation, retention and oversight of the independent auditor, which reports directly to the Audit Committee. The Audit Committee also assists the board of directors in reviewing and oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee regularly reviews the Company’s financial statements and reports, earnings press releases, financial reporting process, system of internal controls, and compliance with applicable law.

The board of directors has adopted a written charter for the Audit Committee. The charter may be viewed on Golden Minerals’ website at www.goldenminerals.com/corp_gov.php.

Compensation Committee.  The Compensation Committee met three (3) times during 2013 and is currently comprised of Messrs. Masterton-Hume, Morano and Watkins. Each member of the Compensation Committee is independent as defined by the NYSE MKT listing standards. The principal responsibilities of the Compensation Committee are to establish policies and periodically determine matters involving executive compensation, recommend changes in employee benefit programs, grant or recommend the grant of stock options and stock awards under our 2009 Equity Incentive Plan, and provide counsel regarding key personnel selection. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Compensation Committee has not engaged the services or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The board of directors has adopted a charter for the Compensation Committee, a copy of which is available on Golden Minerals’ website at www.goldenminerals.com/corp_gov_compcomm.php.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, which met two (2) times during 2013, is currently comprised of Messrs. Eppler, Mason, Morano and Palmer. Each member of the Corporate Governance and Nominating Committee is independent as defined by the NYSE MKT listing standards. The Corporate Governance and Nominating Committee is responsible for overseeing and evaluating the board’s performance, selecting and evaluating prospective director nominees and reviewing board and board committee compensation. The Corporate Governance and Nominating Committee also oversees and provides advice to the board of directors regarding our corporate governance policies, practices and procedures.

The board of directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is available on Golden Minerals’ website at www.goldenminerals.com/corp_gov_corpnom.php.

The Role of the Corporate Governance and Nominating Committee in the Nomination Process

In identifying and recommending nominees for positions on our board of directors, our Corporate Governance and Nominating Committee places emphasis on the following criteria, among others:

•                  Judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•                  Business or other relevant experience; and

•                  The extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our board of directors will contribute to a board that is effective, collegial and responsive to the needs of the Company.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Corporate Governance and Nominating Committee to recommend them to our board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of our board of directors. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather consider it among the various factors relevant to any particular nominee. Our Corporate Governance and Nominating Committee evaluates possible candidates in detail and suggests individuals to explore in more depth. In the event that we decide to fill a vacancy that exists or we decide to increase the size of the board of directors, our Corporate Governance and Nominating Committee will identify, interview and examine, and make recommendations to the board of directors regarding appropriate candidates. We identify potential candidates principally through suggestions from the Company’s directors and senior management. Our President and Chief Executive Officer and board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders.

Board Independence and Leadership Structure

Our board of directors has determined that each of our directors, other than Mr. Clevenger, our Chairman, President and Chief Executive Officer and Mr. Pullar, is independent as defined by the NYSE MKT listing standards.

The positions of Chairman of our board of directors and principal executive officer are occupied by the same individual, Mr. Jeffrey Clevenger. Mr. Clevenger has served as our President, Chief Executive Officer and Chairman of the board of directors since the Company’s inception in March 2009. The Company’s board of directors believes that it is important to have a unified leadership vision which Mr. Clevenger is positioned to provide. The board also believes that the Company is best served by a Chairman who is actively involved with the Company and is therefore able to bring a significant depth of knowledge about the Company to the role of Chairman. While we do not have a lead independent director, the independent members of the board meet from time to time as they deem necessary.

The board has determined that Mr. Pullar is not an independent director, in part, because he is the Chief Executive Officer and a director of The Sentient Group, which is the Company’s largest stockholder, holding approximately 20.92% of the Company’s outstanding common stock.

We believe that our current board leadership structure is appropriate as all members of our board of directors, other than Mr. Clevenger and Mr. Pullar, are independent directors.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board of directors’ attention any material risks to the Company. The board of directors has oversight responsibility through its Audit Committee, which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Stockholder Nominations

The Corporate Governance and Nominating Committee will receive, review and evaluate director candidate recommendations from stockholders. The Corporate Governance and Nominating Committee has adopted written procedures to be followed by stockholders in submitting such recommendations. Candidates proposed by stockholders will be evaluated by the Corporate Governance and Nominating Committee in the same manner as candidates that are not proposed by stockholders. While stockholders may propose director nominees at any time, we must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Stockholder Proposals” in order for a proposed nominee to be considered by the Corporate Governance and Nominating Committee in connection with our next annual meeting of stockholders (typically held in May or June of each year).

Stockholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Corporate Governance and Nominating Committee that identifies the candidate and includes certain information regarding the nominating stockholder and the candidate. A description of the required notice is available on our website at www.goldenminerals.com/corp_gov_boarddir.php.

A stockholder nominee for director should be a person of integrity committed to devoting the time and attention necessary to fulfill his or her duties to Golden Minerals. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors nominated by stockholders, as well as his or her business experience, specialized skills and other experience. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. The Corporate Governance and Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

Communication with the Board

We have established a process for security holders to communicate with the board of directors. Security holders wishing to communicate with the board of directors of Golden Minerals should send an email, write or telephone Karen Winkler, Director of Investor Relations, at:

Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado 80401
Telephone: (303) 839-5060
Facsimile: (303) 839-5907
Email: investor.relations@goldenminerals.com

Any such communication must state the type and amount of Golden Minerals securities held by the security holder and must clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. Ms. Winkler will forward any such communication to the members of the board or specific board committee.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Messrs. Masterton-Hume, Morano and Watkins. Each member of the Compensation Committee is independent as defined by NYSE MKT listing standards. No member of the Compensation Committee has ever been an officer or employee of Golden Minerals or any of its subsidiaries, nor did any of these individuals have any reportable transactions with Golden Minerals or any of its subsidiaries in 2013. None of our current executive officers has served as a director or member of the compensation committee (or equivalent thereof) of another entity, any of whose executive officers served as a director of Golden Minerals or our predecessor Apex Silver.

Director Compensation

Our directors who are also our employees receive no fees for board service. Currently, Mr. Clevenger is the only director who is also an employee. The compensation for the non-employee directors of Golden Minerals includes the following: (i) a $20,000 annual cash retainer, (ii) a $1,000 cash fee for each board meeting that the director attends in person or by telephone, (iii) a $1,000 cash fee for each committee meeting that the director attends in person or by telephone, and (iv) a $5,000 annual cash retainer for the Chairman of the Audit Committee. Retainer payments are made on the date of the annual stockholders’ meeting for service until the next annual meeting. We also reimburse our directors for all reasonable out-of-pocket costs incurred by them in connection with their services.

Non-employee directors may receive discretionary grants of restricted stock units under our Non-Employee Directors Deferred Compensation and Equity Award Plan (the “Deferred Compensation Plan”), an award program pursuant to our 2009 Equity Incentive Plan. Restricted stock units typically vest on the first anniversary of the grant date, and the recipient director is entitled to receive one unrestricted share of common stock for each vested restricted stock unit upon the termination of the director’s service on our board of directors. Our directors are also eligible to receive other equity awards, including stock options, pursuant to our 2009 Equity Incentive Plan. For 2014, we are still considering the value of the grants of restricted stock units to be made to our directors depending on the price of our common stock.

The table below sets forth all compensation awarded to our non-employee directors during 2013.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Stock Options ($)	Total ($)
W. Durand Eppler	$34,000		$100,000	$—	$134,000
Michael T. Mason	$34,000	(2)	$100,000	$—	$134,000
Ian Masterton-Hume	$26,000		$100,000	$—	$126,000
Kevin R. Morano	$34,000	(3)	$100,000	$—	$134,000
Terry M. Palmer	$44,000	(2)	$100,000	$—	$144,000
Andrew N. Pullar(4)	$—		$100,000	$—	$100,000
David H. Watkins	$36,000	(3)	$100,000	$—	$136,000

(1)            Awards of restricted stock units made to non-employee directors in which each non-employee director (except for Mr. Pullar) was granted 61,728 restricted stock units on May 23, 2013, calculated by dividing the dollar amount of the grant by the NYSE MKT closing price of our common stock on the grant date. Mr. Pullar was granted 70,922 restricted stock units on July 1, 2013 upon becoming a member of the board of directors, calculated by dividing the dollar amount of the grant by the NYSE MKT closing price of our common stock on the grant date. Typically restricted stock units vest on the first anniversary of the grant date.

(2)            Includes $5,000 for service on a special committee that performed an independent review of restricted stock grants to Mr. Clevenger. See “Executive Compensation—Agreement regarding Mr. Clevenger’s Stock Compensation”.

(3)            Includes $3,000 for service on a special committee formed to plan for the succession of the chief executive officer.

(4)            As a result of certain internal requirements of The Sentient Group, Mr. Pullar does not receive cash compensation for his service on the board of directors, and Mr. Pullar will remit to The Sentient Group any common stock issued to him pursuant to the restricted stock units reported in this table.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation information is set forth below for the named executive officers of Golden Minerals through December 31, 2013, including our principal executive officer, our principal financial officer, and two other officers that were our most highly compensated executive officers during 2013. We have not entered into employment agreements with any of our executive officers but have certain arrangements regarding payments following termination of employment. For a description of these arrangements, see “—Post-Employment Payments”. All executives are employed on an at-will basis.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
Jeffrey G. Clevenger	2013	$470,833	—	$198,250	—	$—	$8,647	$677,730
President and Chief	2012	$450,000	—	$1,368,800	—	$220,000	$8,334	$2,047,134
Executive Officer	2011	$450,000	—	$877,500	—	$310,000	$8,334	$1,645,834
Robert P. Vogels	2013	$254,250	—	$97,000	—	$—	$9,124	$360,374
Senior Vice President and	2012	$250,000	—	$371,200	—	$85,000	$8,996	$715,196
Chief Financial Officer	2011	$250,000	—	$245,700	—	$115,000	$7,989	$618,689
Warren M. Rehn	2013	$235,417	—	$93,500	—	$—	$8,095	$337,012
Senior Vice President,	2012	$177,308	—	$523,360	—	$100,000	$4,403	$805,071
Exploration and Chief Geologist(4)	2011	$—	—	$—	—	$—	—	$—
Deborah J. Friedman	2013	$160,339	—	$84,325	—	$—	—	$244,664
Senior Vice President,	2012	$160,000	—	$232,000	—	$55,000	—	$447,000
General Counsel and Corporate Secretary(5)	2011	$160,000		$175,500	—	$85,000		$420,500

(1)          Salary amounts for 2013 reflect a one year 10% annual salary reduction effective June 1, 2013 for the principal executive officer, principal financial officer and named executive officers of the Company.  In conjunction with this salary reduction, the Compensation Committee approved a grant of restricted stock effective June 1, 2013, vesting June 1, 2014, for these officers in the following amounts:  44,500 shares for Mr. Clevenger; 24,000 shares for Mr. Vogels, 22,000 shares for Mr. Rehn, and 15,500 shares for Ms. Friedman.  The fair value of these shares on the grant date for each officer totaled approximately 10% to 15% of the officer’s annual salary prior to the salary reduction. Prior to the 10% salary reduction, the named executive officers salaries for 2013 were 500,000 for Mr. Clevenger, 270,000 for Mr. Vogels, 250,000 for Mr. Rehn, and 175,000 for Ms. Friedman.

(2)          Stock-based compensation cost for restricted stock and unit awards is measured based on the closing fair market value of the Company’s common stock on the date of grant, in accordance with stock based compensation accounting rules (FASB ASC Topic 718). See footnote 15 of the Notes to the Consolidated Financial Statements for the year-ended December 31, 2013, included in our Annual Report to Stockholders, for a discussion of the assumptions used to compute grant date fair value. Amounts shown for 2011 reflect restricted stock grants made on September 15, 2011. Pursuant to each named executive officer’s restricted stock award agreement, as a result of the business combination transaction with ECU Silver Mining Inc., which completed on September 2, 2011 (the “ECU Transaction”), all restricted shares of common stock held on September 2, 2011 vested and are no longer restricted. Amounts shown for 2012 reflect restricted stock grants made on December 14, 2012. Mr. Rehn also received a restricted stock award with a fair market value of $221,760 when he joined the Company on February 13, 2012. Amounts shown for 2013 reflect restricted stock grants made on June 1, 2013 in conjunction with the 10% salary reduction and annual restricted stock grants made on December 19, 2013. Mr. Clevenger also received 172,500 units pursuant to the Company’s 2013 Key Employee Long-Term Incentive Plan (the “KELTIP”) on December 13, 2013 with a fair market value of $74,175. For additional information regarding the KELTIP unit grant to Mr. Clevenger, see “—Agreement regarding Mr. Clevenger’s Stock Compensation”.

(3)          Amounts shown as “All Other Compensation” are all related to contributions to the Company’s 401(k) Plan and life insurance premiums paid on behalf of each of the named executive officers other than Ms. Friedman.

(4)         Mr. Rehn joined the Company in February 2012, and the salary shown for 2012 reflects a pro-rated portion of his salary.

(5)          For more information regarding Ms. Friedman’s compensation, see “Certain Relationship and Related Party Transactions— Arrangement with Ms. Friedman”.

Agreement regarding Mr. Clevenger’s Stock Compensation

In October 2013, it came to the attention of the board of directors that certain grants of restricted shares of common stock issued to Mr. Clevenger pursuant to the Company’s 2009 Equity Incentive Plan had been issued in excess of a 150,000 share limit in the plan on grants to any one individual in one calendar year. The grants made in excess of this limit were comprised of 27,500 restricted shares issued in December 2010 that vested in September 2011 and 145,000 restricted shares issued in December 2012, none of which had vested (collectively, the “Excess Restricted Shares”). Mr. Clevenger surrendered the Excess Restricted Shares to the Company on December 13, 2013. Also on December 13, 2013, in order to provide compensation to Mr. Clevenger equivalent to the compensation that the Company had intended to provide by grant of the Excess Restricted Shares, the Company granted to Mr. Clevenger 172,500 KELTIP Units (defined below) of which 75,833 were vested as of the grant date,

48,333 vest on December 13, 2014 and the final 48,334 vest on December 13, 2015. Payment of the settlement amount to Mr. Clevenger will be in cash or common stock at the option of the board of directors and is deferred until the earlier of a change of control of the Company and the date Mr. Clevenger ceases to serve as an officer or employee of the Company.

On December 13, 2013, the board of directors approved and the Company adopted the 2013 Key Employee Long-Term Incentive Plan (the “KELTIP”), which became effective immediately. The KELTIP provides for the grant of units (“KELTIP Units”) to certain officers and key employees of the Company, which units will, once vested, entitle such officers and employees to receive an amount, in cash or in Company common stock issued pursuant to a stockholder approved plan, measured generally by the price of the Company’s common stock on the settlement date. Units are not an actual equity interest in the Company and are solely unfunded and unsecured obligations of the Company that are not transferable and do not provide the holder with any stockholder rights. Payment of the settlement amount of vested KELTIP Units is deferred generally until the earlier of a change of control of the Company or the date the grantee ceases to serve as an officer or employee of the Company and may be made in cash or common stock granted pursuant to the 2009 Equity Incentive Plan or another plan that may in the future be approved by the Company’s stockholders.

Equity Compensation Plan Information

The following table includes information regarding our equity compensation plans as of December 31, 2013:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)
Equity compensation plans approved by security holders	868,595	(1)	$1.02	(2)	1,985,085
Equity compensation plans not approved by security holders	—		$—		—
Total	868,595		$1.02		1,985,085

(1)         This amount does not reflect 126,000 outstanding vested stock options awarded pursuant to the Golden Minerals Company Replacement Stock Option Plan (“Replacement Plan”), which were approved by the Company’s stockholders in connection with the ECU Transaction, and which such Replacement Plan is not available for future awards as of December 31, 2013. The amount of shares reported in column (a) includes 585,285 units pursuant to the Deferred Compensation Plan for non-employee directors, pursuant to which the same number of shares are issuable to directors upon their cessation of service as directors, 441,290 of which have not vested, and 172,500 units pursuant to the KELTIP, pursuant to which the same or a lesser number of shares may be issued to Mr. Clevenger upon his termination of employment, 96,667 of which have not vested.  No consideration is required pursuant to these Deferred Compensation Plan units or KELTIP units.  The Deferred Compensation Plan is an award program pursuant to our 2009 Equity Incentive Plan. Award amounts pursuant to the KELTIP may be settled in common stock issued under our 2009 Equity Incentive Plan. For additional information regarding the Deferred Compensation Plan, see “The Board and its Committees—Director Compensation”. For additional information regarding the KELTIP, see “—Agreement regarding Mr. Clevenger’s Stock Compensation”.  Note that the number of shares available under the 2009 Equity Incentive Plan will automatically increase or decrease from time to time to 10% of the Company’s outstanding shares of common stock.

(2)         This price does not reflect the exercise price of shares underlying the options issued pursuant to the Replacement Plan referred to in footnote (1) to this table. The weighted average exercise price of the shares reported under column (a), excluding the reported shares issuable pursuant to the units granted under the Deferred Compensation Plan and KELTIP that can be exercised for no consideration, would be $8.02.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the equity awards held by our named executive officers on December 31, 2013.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (5)
Jeffrey G. Clevenger	55,500	—	—	$8.00	4/12/2020	96,667	$45,433	274,500	$129,015
Robert P. Vogels	15,000	—	—	$8.00	4/12/2020	—	—	209,334	$98,387
Warren M. Rehn	—	—	—	—	—	—	—	206,334	$96,977
Deborah J. Friedman	10,000	—	—	$8.00	4/12/2020	—	—	183,834	$86,402

(1)          Represents stock options granted April 12, 2010. Pursuant to the named executive officer’s option award agreement, as a result of the ECU Transaction, all unvested stock options held on September 2, 2011 were fully vested on that date.

(2)          Represents units issued to Mr. Clevenger on December 13, 2013 pursuant to the Company’s KELTIP. Each unit consists of a contingent right to receive cash or common stock at the option of the board of directors, vesting ratably on each of the grant date and the two subsequent anniversaries of the grant date. For additional information, see “—Agreement regarding Mr. Clevenger’s Stock Compensation”.

(3)          The market value of the unit awards is calculated at $0.47 per share, the closing price of our common stock on the last trading day of 2013, December 31, 2013, as reported on the NYSE MKT.

(4)          Represents (a) shares of restricted stock granted on September 15, 2011, December 14, 2012, and December 19, 2013 each vesting ratably on the first three anniversaries of the grant date, and (b) shares of restricted stock granted on June 1, 2013 vesting on the first anniversary of the grant date.

(5)          The market value of the restricted stock awards is calculated at $0.47 per share, the closing price of our common stock on the last trading day of 2013, December 31, 2013, as reported on the NYSE MKT.

Post-Employment Payments

Termination Not in Connection with a Change of Control

All of our full-time salaried employees, including each of our executives, are covered by our Severance Compensation Plan. If an executive’s employment is terminated by us other than for cause (as defined in the plan) and such termination is not in connection with or following a change of control, death, disability or retirement, the executive is entitled to receive a lump sum payment equal to the executive’s then current annual salary. We will also pay to the executive an amount equal to the difference between the monthly medical and/or dental premiums the executive was paying immediately prior to termination of employment and the total COBRA premium due in order to continue such insurance coverage. Our Incentive Bonus Plan provides that in such circumstances, the executive will be entitled to receive an amount equal to the executive’s target bonus percentage, multiplied by the amount of annual salary paid to the executive through the date of termination. No executive who is terminated for cause, terminates or otherwise voluntarily leaves his or her employment, or whose employment is terminated as a result of death, disability or retirement, is entitled to receive any benefits under the Severance Compensation Plan.

In addition, restrictions on unvested restricted shares will lapse and unvested KELTIP units will vest upon an executive’s termination of employment without cause, or as a result of the executive’s death, disability or retirement. If an executive’s employment terminates for any other reason, including for cause, prior to the scheduled vesting date of restricted shares or KELTIP units, the shares and units, respectively, are forfeited upon termination unless otherwise determined by the Company. Upon an executive’s retirement or termination without cause, all unvested options vest. If an executive’s employment terminates for cause or in the case of disability or death, all unvested options will immediately terminate. For the purpose of our restricted share and option awards, “retirement”

means an executive’s termination of employment from the Company and a cessation of work in the executive’s profession as determined at the discretion of the board of directors or designated committee (i) on or after attaining age 55 and completing at least ten years of service, or (ii) on or after attaining age 62.

If the termination of employment of one of our named executive officers had occurred as of December 31, 2013 in a manner that would have entitled him or her to payment pursuant to the Severance Compensation Plan, we estimate the following amounts would have been due.

	Severance Payment (Salary)(1)	Severance Payment (Bonus)(2)	Health Insurance Premiums(3)	Stock Awards(4)	Total
Jeffrey G. Clevenger	$500,000	$350,000	$19,562	$174,448	$1,044,010
Robert P. Vogels	$270,000	$135,000	$26,589	$98,387	$529,976
Warren M. Rehn	$250,000	$125,000	$16,129	$96,977	$488,106
Deborah J. Friedman(5)	$175,000	$87,500	—	$86,402	$348,902

(1)         Reflects executive’s annual salary for the year ended December 31, 2013.

(2)         Reflects target bonus amounts for the year ended December 31, 2013, which for Mr. Clevenger was 70% of his annual base salary and the remaining named executive officers was 50% of his or her annual base salary.

(3)         We currently pay 100% of group health insurance premiums for medical and dental benefits. Amounts shown reflect 12 months of such premiums at rates in effect at December 31, 2013.

(4)         Reflects the value of outstanding restricted stock awards calculated at $0.47 per share, the closing price of our common stock on the last trading day of 2013, December 31, 2013, as reported on the NYSE MKT, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”. For Mr. Clevenger, the amount includes $81,075 payable in cash or common stock assuming vesting of all 172,500 outstanding KELTIP units, calculated at $0.47 per share, the closing price for our common stock on the last trading day of 2013, December 31, 2013, as reported on the NYSE MKT.  For additional information regarding the KELTIP unit grant to Mr. Clevenger, see “— Agreement regarding Mr. Clevenger’s stock compensation”.

(5)         Ms. Friedman is not employed by the Company and does not receive medical and dental benefits.

Termination in Connection with a Change of Control

We have entered into a Change of Control Agreement, as amended, with each of our named executive officers. Payments under a Change of Control Agreement are in lieu of payments pursuant to our Severance Compensation Plan and are triggered only if one of the following events occurs within two years after a change of control: (1) termination of employment by us other than for cause, disability or death, or (2) termination of employment by the executive for good reason. Upon the occurrence of a change of control, all restricted stock is no longer subject to restrictions, all unvested options vest, and all unvested KELTIP units vest in full. The amounts shown in the table below assume the occurrence of a change of control and one of the triggering termination events on December 31, 2013. These amounts are estimates of the amounts that would have been paid to the named executive officers upon the occurrence of such events. Actual future amounts can only be determined at the time of the named executive officer’s termination of employment. If payments made to the executive would subject the executive to the excise tax imposed by Section 4999 of the Code, the executive would be entitled to receive an additional gross-up payment to cover the excise tax. Receipt of benefits upon termination is subject to the execution of a general release of claims by the named executive officer or his or her beneficiary.

	Cash Severance Payment (Salary)(1)	Cash Severance Payment (Bonus)(2)	Health Insurance Premiums(3)	Other Insurance Benefits(4)	Stock Awards(5)	Total
Jeffrey G. Clevenger	$1,500,000	$1,050,000	$29,343	$5,000	$174,448	$2,758,791
Robert P. Vogels	$540,000	$270,000	$39,884	$5,000	$98,387	$953,271
Warren M. Rehn	$500,000	$250,000	$24,194	$5,000	$96,977	$876,171
Deborah J. Friedman(6)	$350,000	$175,000	—	—	$86,402	$611,402

(1)         Mr. Clevenger is entitled to receive three times his highest annual base salary during the term of the Change of Control Agreement. Each remaining named executive is entitled to receive two times his or her highest annual base salary during the term of the Change of Control Agreement. At December 31, 2013, the highest annual base salary for Mr. Clevenger was $500,000; for Mr. Vogels, $270,000; for Mr. Rehn, $250,000; and for Ms. Friedman, $175,000. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(2)         Mr. Clevenger is entitled to receive three times his target bonus amount and the remaining named executives are each entitled to receive two times their respective target bonus amounts. At December 31, 2013, the target bonus percentage for Mr. Clevenger was 70% of his annual base salary and for the remaining named executive officers was 50 % of his or her annual base salary. This amount must be paid in a lump sum within 10 business days after the date of termination of employment.

(3)         We will pay, on each executive’s behalf, the portion of premiums of the Company’s group health insurance, including coverage for his or her eligible dependents, that Golden Minerals paid immediately prior to the date of termination (“COBRA Payments”) for the period that such executive is entitled to coverage under COBRA, but not to exceed 36 months for Mr. Clevenger and 24 months for the remaining named executives other than Ms. Friedman. We will pay such COBRA Payments for the executive’s eligible dependents only for coverage for those dependents that were enrolled immediately prior to the date of termination. The executive will continue to be required to pay that portion of the premium of his health coverage, including coverage for eligible dependents that he was required to pay as an active employee immediately prior to the date of termination. If the executive is for any reason not eligible for coverage under COBRA for the full 24 or 36 month period, as applicable, we will pay to the executive a lump sum in an amount equal to the product of (i) the amount of the COBRA payment paid on his or her behalf for the final month of the COBRA Period and (ii) the number of months by which the executive’s period of COBRA coverage was less than 24 or 36 months, as applicable. Amounts shown in the table above are not discounted to present value.

(4)         For the 24-month period immediately following the date of termination, we have agreed to provide to the executive, at a cost not to exceed an aggregate of $5,000, life, disability, and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to the termination of employment. For the purpose of the above table, we have assumed that a benefit in the aggregate amount of $5,000 will be provided for the named executives other than Ms. Friedman.

(5)         Reflects the value of outstanding restricted stock awards calculated at $0.47 per share, the closing price of our common stock on the last trading day of 2013, December 31, 2013, as reported on the NYSE MKT, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”. For Mr. Clevenger, the amount includes $81,075 payable in cash or shares of common stock assuming vesting of all 172,500 outstanding KELTIP units, calculated at $0.47 per share, the closing price for our common stock on the last trading day of 2013, December 31, 2013, as reported on the NYSE MKT.

(6)         Ms. Friedman is not employed by the Company and does not receive insurance benefits.

Risk Management

The board has determined that risks arising from our compensation policies and practices for our executives and employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee and board of directors assess our compensation policies and practices from time to time to ensure that the incentives provided in our compensation arrangements do not emphasize short-term risk taking at the expense of decisions likely to enhance stockholder value over the long-term.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter and our Code of Ethics and Business Conduct each provide guidelines for reviewing any “related party transaction”. In particular, the Audit Committee Charter requires that the Audit Committee review any transaction involving Golden Minerals and a related party at least once a year or upon any significant change in the transaction or relationship. Additionally, our Code of Ethics and Business Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed to consult with a specified compliance officer.

We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our board and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the board makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response.

Arrangement with Ms. Friedman

Since May 2009, Deborah Friedman has devoted approximately half of her time to service as our Senior Vice President, General Counsel and Corporate Secretary and approximately half of her time to her legal practice at Davis Graham & Stubbs LLP where she is a partner. We currently pay a monthly flat fee retainer of $13,125 to the firm for approximately one-half of Ms. Friedman’s time spent serving as Senior Vice President, General Counsel and Corporate Secretary, which the firm subsequently remits to Ms. Friedman, and we pay her customary hourly rate to the firm for any time spent by Ms. Friedman in excess of that threshold. Although she is a named executive officer of the Company for reporting purposes under the Securities Exchange Act of 1934, Ms. Friedman is not employed by the Company.

We paid approximately $139,000 to Davis Graham & Stubbs LLP for legal services rendered by various attorneys in the firm during 2013, not including Ms. Friedman’s monthly retainer payments. We have been advised that this amount represented a de minimis amount of the firm’s total revenue for that period. Through March 24, 2014, we have awarded to Ms. Friedman pursuant to our 2009 Equity Incentive Plan, a total of 248,100 shares of restricted common stock and 10,000 stock options.

Indemnification Agreements with Officers and Directors

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.

OWNERSHIP OF COMMON STOCK

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 24, 2014 by:

•                  each person known by us to beneficially hold 5% or more of our outstanding common stock,

•                  each of our directors,

•                  each of our executive officers, and

•                  all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated. Percentage computations are based on 43,530,833 shares of our common stock outstanding as of March 24, 2014.

Directors, Executive Officers and	Beneficial Ownership as of March 24, 2014
5% Stockholders of Golden Minerals(1)	Number	Percentage
The Sentient Group(2)	9,106,631	20.92%
Jeffrey G. Clevenger(3)	560,756	1.29%
W. Durand Eppler(4)	108,341	*
Michael T. Mason(5)	87,218	*
Ian Masterton-Hume(6)	97,341	*
Kevin R. Morano(7)	97,341	*
Terry M. Palmer(8)	98,341	*
Andrew N. Pullar(9)	—	*
David H. Watkins(10)	102,941	*
Robert P. Vogels(11)	296,831	*
Warren M. Rehn(12)	232,800	*
Deborah J. Friedman(13)	246,600	*
Directors and Executive Officers as a group (11 persons)(14)	1,928,510	4.43%

*                       The percentage of common stock beneficially owned is less than 1%.

(1)               The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

(2)               This information is based on a Schedule 13D/A-6 filed with the SEC on July 9, 2013 by Sentient Global Resources Fund III, L.P. (“Fund III”), SGRF III Parallel I, L.P. (“Parallel I”), Sentient Executive GP III, Limited (“Sentient Executive III”), Sentient Global Resources Fund IV, L.P. (“Fund IV”) and Sentient Executive GP IV, Limited (“Sentient Executive IV”) (Fund III, Parallel I, Sentient Executive III, Fund IV and Sentient Executive IV are collectively referred to in the table as “The Sentient Group”). Fund III and Parallel I are both Cayman Islands limited partnerships and beneficially own 3,582,746 and 357,044 shares of our common stock, respectively. The sole general partner of Fund III and Parallel I is Sentient GP III, L.P. (“GP III”). The sole general partner of GP III is Sentient Executive III, which is a Cayman Islands exempted company. Fund IV is a Cayman Islands limited partnership and owns 4,483,944 shares of our common stock and warrants to acquire an additional 682,897 shares of our common stock. Each warrant is exercisable for a five-year period beginning six months from the issue date, which was September 19, 2012.  The sole general partner of Fund IV is Sentient GP IV, L.P. (“GP IV”), which is a Cayman Islands limited partnership. The sole general partner of GP IV is Sentient Executive IV, which is a Cayman Islands exempted company. Peter Cassidy, Greg Link, Peter Weidmann and Andrew Pullar are the directors of Sentient Executive III and Sentient Executive IV. The address of the principal offices of the reporting persons (Fund III, Parallel I, Sentient Executive III, Fund IV and Sentient Executive IV) is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(3)               Consists of 227,556 shares held directly, 274,500 shares of restricted stock, 55,500 shares that can be acquired under vested stock options, and 3,200 shares of common stock owned by Mr. Clevenger’s spouse for which he disclaims beneficial ownership.

(4)               Consists of 18,000 shares held directly, 87,279 restricted stock units, all of which are vested or will vest within 60 days following March 24, 2014, and 3,062 shares that can be acquired under vested stock options.

(5)               Consists of 4,250 shares held directly, 77,968 restricted stock units, all which are vested or will vest within 60 days following March 24, 2014, and 5,000 shares that can be acquired under vested stock options.

(6)               Consists of 7,000 shares held directly, 87,279 restricted stock units, all of which are vested or will vest within 60 days following March 24, 2014, and 3,062 shares that can be acquired under vested stock options.

(7)               Consists of 7,000 shares held directly, 87,279 restricted stock units, all of which are vested or will vest within 60 days following March 24, 2014, and 3,062 shares that can be acquired under vested stock options.

(8)               Consists of 8,000 shares held directly, 87,279 restricted stock units, all of which are vested or will vest within 60 days following March 24, 2014, and 3,062 shares that can be acquired under vested stock options.

(9)               Excludes 70,922 restricted stock units, none of which are vested or will vest within 60 days following March 24, 2014. As a result of certain internal requirements of The Sentient Group, Mr. Pullar will remit to The Sentient Group shares of common stock issued pursuant to the restricted stock units that are received by Mr. Pullar for serving on our board of directors, and therefore disclaims beneficial ownership of such securities.

(10)        Consists of 12,600 shares held directly, 87,279 restricted stock units, all of which are vested or will vest within 60 days following March 24, 2014, and 3,062 shares that can be acquired under vested stock options.

(11)        Consists of 72,497 shares held directly, 209,334 shares of restricted stock, and 15,000 shares that can be acquired under vested stock options.

(12)        Consists of 34,466 shares held directly and 198,334 shares of restricted stock.

(13)        Consists of 52,766 shares held directly, 183,834 shares of restricted stock, and 10,000 shares that can be acquired under vested stock options.

(14)        Consists of 444,135 shares held directly, 3,200 shares held indirectly for which beneficial ownership is disclaimed, 866,002 shares of restricted stock, 514,363 shares of restricted stock units that are vested or will vest within 60 days following March 24, 2014, and 100,810 shares that can be acquired under vested stock options.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Terry M. Palmer (Chairman), W. Durand Eppler and David H. Watkins. The Audit Committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of and for the year ended December 31, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to the Statement of Auditing Standards, as amended, the Public Company Accounting Oversight Board (PCAOB) Auditing Standards and the NYSE MKT listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the board of directors approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2013, and the board of directors accepted the Audit Committee’s recommendations.

Submitted by the Members of the Audit Committee:

Terry M. Palmer, Chairman

W. Durand Eppler

David H. Watkins

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities and to furnish us with copies of such reports. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Golden Minerals during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of any class of equity securities of Golden Minerals failed to file on a timely basis, as disclosed in the above forms or reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that (i) Mr. Rehn was granted shares of restricted stock on December 19, 2013 and the Form 4 reporting the transaction was filed on December 30, 2013, and (ii) Sentient Global Resources Fund IV, L.P. was granted warrants to purchase 682,897 shares of common stock of the Company on September 19, 2012, with the warrants becoming exercisable on March 20, 2013, and the Form 4 reporting the transaction was filed on July 9, 2013.

Stockholder Proposals

Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before December 12, 2014 to be included in our proxy statement for the annual meeting of stockholders in 2015. In addition, in accordance with our Bylaws, if a stockholder proposal is not received by us between January 22, 2015 and the close of business on February 23, 2015, it will not be considered or voted on at the annual meeting. Our Bylaws also contain other procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

OTHER MATTERS

Our management and the board of directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the stockholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares in person.

By order of the Board of Directors,

Deborah J. Friedman,
Corporate Secretary

Our Annual Report on Form 10-K filed with the Securities and Exchange Commission (including exhibits) may be obtained at no charge by any stockholder entitled to vote at the annual meeting who writes to: Karen Winkler, Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

APPENDIX A

GOLDEN MINERALS COMPANY

AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

1.                                      PURPOSES.

(a)                                 Background. ~~On April 3, 2009, the Board authorized the~~ The Company ~~to establish the~~originally established this Plan~~, subject to the Company’s receipt~~ effective as of ~~approval of the Plan by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on~~ March 4, 2009 (the “Effective Date~~”), as part of the Company’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.~~”).  The Company hereby adopts this amended and restated Plan effective as of                        ,2014 (the “Restatement Date”).

(b)                                 Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are the Employees, Directors, Officers and Consultants of the Company and its Affiliates~~; provided that in no event shall a Stock Award be granted unless, with respect to the proposed grantee, the Common Stock qualifies as “service-recipient stock” for purposes of Section 409A of the Code~~.

(c)                                  Available Stock Awards.   The purpose of the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following: (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) restricted Common Stock, (iv) unrestricted Common Stock ~~and~~, (v) stock appreciation rights, (vi) restricted stock units, and (vii) other stock awards.

(d)                                 General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.                                      DEFINITIONS.

(a)                                 “Affiliate” means any entity that controls, is controlled by, or is under common control with the Company.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(d)                                 “Committee” means a pre-existing or newly formed committee of members of the Board appointed by the Board in accordance with subsection 3(c).

(e)                                  “Common Stock” means the Company’s common stock par value US$0.01 ~~and other rights with respect to such stock~~.

(f)                                   “Company” means Golden Minerals Company, a Delaware corporation.

(g)                                 “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.

(h)                                 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, Officer or Consultant, is not interrupted or terminated.  Unless otherwise provided in a Stock Award Agreement or Option Agreement, as applicable, the Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director, Officer or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate as an Employee, Director, Officer or Consultant.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate may not constitute an interruption of Continuous Service.  The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

(i)                                    “Covered Employee” means ~~the Company’s chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act,~~a “covered employee” as determined for purposes of Section 162(m) of the Code.

(j)                                    “Director” means a member of the Board of Directors of the Company.

(k)                                 “Disability” means the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively the duties and obligations to the Company and its Affiliates performed by such person immediately prior to such disability for a period of at least six (6) months, as determined in the good faith judgment of the Board.

(l)                                    “Dollars” or “$” or “US$” means United States dollars.

(m)                             “Employee” means any ~~person~~individual employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company or an Affiliate alone shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                                 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange in the United States~~, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market~~, the Fair Market Value of a share of Common Stock shall be the closing sales price for such share (or the closing bid, if no sales were reported) as quoted on such exchange ~~or market~~ (or the exchange ~~or market~~ with the greatest volume of trading in Common Stock if such shares are traded on more than one such exchange ~~or market~~) on the day of determination, as reported by such exchange or ~~market or~~ such other source as the Board reasonably deems reliable.

(ii)                                  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board using a reasonable valuation method in accordance with Treas. Reg. Section 1.409A-1(a)(5)(iv)(B) or any successor thereto.

(p)                                 “Incentive Stock Option” means an Option designated as an incentive stock option in an Option Agreement and that is granted in accordance with the requirements of, and that conforms to the applicable provisions of, Section 422 of the Code.  Notwithstanding anything herein to the contrary, no Option shall be treated as an “incentive stock option” within the meaning of Section 422 of the Code unless the Plan has been (i) approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code or (2) a determination has been made by the Committee that the method of adoption and approval of the Plan meets the shareholder approval requirements of Section 422 of the Code.  Notwithstanding the foregoing, any Option intended to be an incentive stock option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified stock option unless and until such approval is obtained.

(q)                                 “Independent Director” means a Director who is each of the following: (i) a Director who satisfies the definition of Independent Director or similar definition under the applicable United States stock exchange ~~or Nasdaq~~ rules and regulations upon which the Common Stock is traded from time to time;  (ii) a Director who either (A) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (B) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code; and (iii) a Director who is a “Non-Employee Director~~”,~~,” as defined from time to time for purposes of Section 16 of the Exchange Act.

(r)                                  “Nonqualified Stock Option” means an Option that is not designated in an Option Agreement as an Incentive Stock Option or was not granted in accordance with the requirements of or does not otherwise conform to the applicable provisions of~~,~~ Section 422 of the Code.

(s)                                   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)                                    “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(u)                                 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.

(v)                                 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(w)                               “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)                                 “Plan” means this Amended and Restated Golden Minerals Company 2009 Equity Incentive Plan.

(y)                                 “Retirement” means ~~an~~the Employee’s ~~retirement~~termination of employment from the Company ~~or an Affilitate~~and its Affiliates and a cessation of work in the Employee’s profession, as determined by the Committee after considering all of the facts and circumstances that it deems pertinent, (i) on or after attaining age 55 and completing at least ten (10) years of service; or (ii) on or after attaining age 62.

(z)                                  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa)                          “Securities Act” means the Securities Act of 1933, as amended.

(bb)                          “Stock Award” means any right granted under the Plan in the form of an Option, restricted Common Stock, unrestricted Common Stock, ~~or~~ a stock appreciation right, restricted stock unit, or other stock award.

(cc)                            “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award (other than an Option) evidencing the terms and conditions of an individual Stock Award grant.

(dd)                          “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or any subsidiary corporation, both as defined in Section 424 of the Code.

3.                                      ADMINISTRATION.

(a)                                 Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).  The Board may, at any time and for any reason in its sole discretion, rescind some or all of such delegation.

(b)                                 Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                     To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)                                  To construe and interpret the Plan, Stock Awards granted under it, Option Agreements and Stock Award Agreements, and to establish, amend and revoke rules and regulations for their administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                               To amend the Plan, a Stock Award, a Stock Award Agreement or an Option Agreement as provided in Section 12.

(iv)                              Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Delegation to Committee.

(i)                                    General.   The Board may delegate administration of the Plan and its powers and duties thereunder, or any portion thereof, to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  Upon such delegation, the Committee shall have the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be deemed to include the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except respecting matters under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any rules or regulations issued thereunder, which are required to be determined in the sole discretion of the Committee.

(ii)                                Committee Composition.   A Committee shall consist solely of two or more Independent Directors.  Within the scope of its authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Independent Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who are not Independent Directors or to the Company’s Chief Executive Officer the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)                                 Effect of Board’s Decision; No Liability.     All determinations, interpretations and constructions relating to this Plan made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.  No member of the Board or any Committee or any person to whom duties hereunder have been delegated, including any member of any committee or subcommittee, shall be liable for any action, interpretation or determination made in good faith, and such persons shall be entitled to full indemnification and reimbursement consistent with applicable law and in the manner provided in the Company’s Memorandum and Articles of Association, as the same may be amended from time to time, or as otherwise provided in any agreement between any such member and the Company.

4.                                      STOCK SUBJECT TO THE PLAN.

(a)                                 Stock Reserve.   Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate ten percent (10%) of the Company’s outstanding shares of Common Stock, as of the grant date, including without limitation, Common Stock issuable upon exercise of conversion of outstanding warrants, rights, or other exercisable or convertible securities (other than Stock Awards).  Stock appreciation rights provided for in Section 7(b) hereof that are payable only in cash will not reduce the number of Common Stock available for Stock Awards granted under the Plan.  The Common Stock that may be issued pursuant to Incentive Stock Options shall not exceed in the aggregate ten percent (10%) of the Company’s outstanding Common Stock, as of the ~~Effective~~Restatement Date, including without limitation , Common Stock issuable upon exercise of conversion of outstanding warrants, rights, or other exercisable or convertible securities (other than Stock Awards).

(b)                                 Reversion of Stock to the Stock Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.    ~~If any Common Stock is withheld~~  The Committee may adopt reasonable counting procedures to ~~satisfy any tax withholding requirement in connection with any Stock Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered~~ensure appropriate counting for purposes of determining the ~~amount~~ number of shares of Common Stock ~~available for issuance under~~remaining in the ~~Plan~~stock reserve.

(c)                                  Source of Stock.   The Common Stock subject to the Plan may be either authorized and unissued stock or reacquired stock, bought on the market or otherwise, in the discretion of the Board.

5.                                      ELIGIBILITY.

(a)                                 Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, Officers and Consultants; provided, however, that Options may only be granted to individuals with respect to whom the Common Stock qualifies as “service-recipient stock” for purposes of Section 409A of the Code.

(b)                                 Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)                                  Limitations on Options and Stock ~~Awards.~~ Appreciation Rights.   No Participant that is or is expected to be a Covered Employee shall be eligible to be granted ~~Stock Awards~~Options or stock appreciation rights covering more than ~~150~~2,000,000 shares of Common Stock during any calendar year.

(d)                                 Consultants.

(i)                                     A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“ Form S-8 ”) is not available to register a resale of the Company’s securities issued to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Board determines both (i) that such grant (A) shall be registered in another manner under the Securities Act ( e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)                                  Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.                                      OPTION PROVISIONS.

Each Option Agreement shall be subject to the terms and conditions of this Plan.  Each Option and Option Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical.

(a)                                 Provisions Applicable to All Options.

(i)                                    Exercise Price.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(ii)                                Exercise.   The exercise price of Common Stock acquired pursuant to an Option shall be paid in by such methods and procedures as the Board determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(iii)                            Vesting Generally.   In the discretion of the Board, the total number of shares of Common Stock subject to an Option may (A) vest, and therefore become exercisable, in periodic installments that may, but need not, be equal, or (B) be fully vested at the time of grant.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions, if any, of individual Options may vary and shall be set forth in the applicable Option Agreement.  The provisions of this subsection 6(a)(iii) are subject to any Option Agreement provisions governing the minimum number of Common Stock as to which an Option may be exercised.

(iv)                             Termination of Continuous Service.   Unless otherwise provided in the Option Agreement, (i) effective for Options granted prior to the Restatement Date, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability, Retirement or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided , however , if an Optionholder’s Continuous Service is terminated for reasons other than for cause, as determined by the Board in its discretion, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 180 ~~days after the date of such termination.~~  days after the date of such termination, and (ii) effective for Options granted on or after the Restatement Date, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability, Retirement or as a result of a Change of Control), all Options held by the Optionholder shall immediately terminate; provided , however, if an Optionholder’s Continuous Service is terminated voluntarily by the Participant, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 90 days after the date of such termination, and if an Optionholder’s Continuous Service is terminated by the Company for reasons other than for cause, as determined by the Board in its discretion, all vested Options held by such person shall continue to be exercisable until the earlier of the expiration date of such Option or 180 days after the date of such termination.  All such vested Options not exercised within the period described in the preceding sentence shall terminate.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is exercised after the date which is three months following the date the Optionholder’s employment with the Company is terminated, other than as a result of Disability or death, such Incentive Stock Option shall be treated as a Nonqualified Stock Option, but all other terms and provisions of such Option shall remain the same.

(v)                                 Disability or Death of Optionholder.   Unless otherwise provided in the Option Agreement, in the event that an Optionholder’s Disability or death, all unvested Options shall immediately terminate, and all vested Options held by such person shall continue to be exercisable until the earlier of 12 months after the date of such Disability or death or the expiration date of such Options.  All such vested Options not exercised within such 12-month period shall terminate.

(vi)                             Retirement.  Unless otherwise provided in the Option Agreement, in the event of the Optionholder’s Retirement, all unvested Options shall automatically vest on the date of such Retirement and all Options shall be exercisable until the earlier of 24 months after such Retirement date or the expiration date of such Options.  All such Options not exercised within the period described in the preceding sentence shall terminate.  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is exercised after the date which is three months following the date the Optionholder’s employment with the Company is terminated, other than as a result of Disability or death, such Incentive Stock Option shall be treated as a Nonqualified Stock Option, but all other terms and provisions of such Option shall remain the same.

(b)                                 Provisions Applicable to Incentive Stock Options.

(i)                                    Term.   Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.  Further, no grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the date of the satisfaction of the stockholder approval provisions of Section 422(b)(1) of the Code.

(ii)                                Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(iii)                            Incentive Stock Option $100,000 Limitation.   Notwithstanding any other provision of the Plan or an Option Agreement, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder in any calendar year, under the Plan or any other option plan of the Company or its Affiliates, shall not exceed $100,000.  For this purpose, the Fair Market Value of the Common Stock shall be determined as of the time an Option is granted.  The Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options but all other terms and provisions of such Options shall remain the same.

(iv)                             Disposition During the Holding Period.  Any participant who disposes of Common Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option, or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

(c)                                  Provisions Applicable to Nonqualified Stock Options.

(i)                                    Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option shall be transferable, if at all, to the extent provided in the Option Agreement.  If the Option Agreement does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

7.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)                                 Restricted and Unrestricted Common Stock Awards.   Each Stock Award Agreement evidencing a grant of restricted or unrestricted Common Stock shall be in such form and shall contain such restrictions, terms and conditions, if any, as the Board shall deem appropriate and shall be subject to the terms and conditions of this Plan.  The terms and conditions of restricted Common Stock awards may change from time to time, and the terms and conditions of separate restricted Common Stock awards need not be identical, but each Stock Award Agreement evidencing a grant of restricted or unrestricted Common Stock shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.   A restricted or unrestricted Common Stock award may be awarded in consideration for past services actually rendered, or for future services to be rendered, to the Company or an Affiliate for its benefit.

(ii)                                Vesting.   Common Stock awarded under the Stock Award Agreement may (A) be subject to a vesting schedule to be determined by the Board (i.e. restricted Common Stock), or (B) be fully vested at the time of grant (i.e. unrestricted Common Stock).

(iii)                            Termination of Participant’s Continuous Service.   Unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates prior to a vesting date set forth in the Stock Award Agreement, any unvested restricted Common Stock shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such restricted Common Stock.  Notwithstanding the foregoing, unless otherwise provided in the Stock Award Agreement, in the event a Participant’s Continuous Service terminates as a result of (A) being terminated by the Company for reasons other than for cause, (B) death, (C) Disability, (D) Retirement, or (E) a Change of Control (subject to the provisions of Section 11(c) hereof), then any unvested restricted Common Stock shall vest immediately upon such date.

(iv)                             Transferability.   Rights to acquire Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Award Agreement remains subject to the terms of the Stock Award Agreement.

(b)                                 Grant of Stock Appreciation Rights.  Stock appreciation rights to receive in cash (or its equivalent in Common Stock) the excess of the Fair Market Value of Common Stock on the date the rights are surrendered over the Fair Market Value of Common Stock on the date of grant may be granted to any Employee, Director, Officer or Consultant selected by the Board.  A stock appreciation right may be granted (i) in connection and simultaneously with the grant of another Stock Award, (ii) with respect to a previously granted Stock Award, or (iii) independent of another Stock Award.  A stock appreciation right shall be subject to such terms and conditions not inconsistent with this Plan as the Board shall impose and shall be evidenced by a written Stock Award Agreement, which shall be executed by the Participant and an authorized officer of the Company.  The Board, in its discretion, may determine whether a stock appreciation right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and Stock Award Agreements evidencing stock appreciation rights intended to so qualify shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.  The Board may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a stock appreciation right that the Participant surrender for cancellation some or all of the Stock Awards previously granted to such person under this Plan or otherwise, provided that such action does not result in a violation of Section 409A of the Code.  A stock appreciation right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Stock Award, may contain such other terms as the Board deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Stock Award.

(c)                                  Restricted Stock Units.   A restricted stock unit, or “RSU,” represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. At the time an award of RSUs is made, the Committee shall establish a period of time during which the restricted stock units shall vest.  An award of RSUs may vest based on the Continued Service of the Participant, the attainment of specified performance goals or targets, or both, and may contain such other terms and conditions (such as delayed or deferred payment dates) as the Committee may determine, subject to the provisions of this Plan.  If (and only if) required by the applicable award agreement, the Company shall pay dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU.  Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates.  The participant shall be paid the amounts or other property credited to such account upon vesting of the RSU.

(d)                                 Other Stock Awards.  The other types of awards that may be granted under this Plan include: (a)  performance stock, performance stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; and (b) any similar securities or awards with a value derived from the value of or related to the Common Stock and/or returns thereon.

8.                                      AVAILABILITY OF STOCK.

During the terms of the Stock Awards, the Company shall keep available at all times the number of Common Stock required to satisfy such Stock Awards.

9.                                      USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.                               MISCELLANEOUS.

(a)                                 Exercise of Awards.   Stock Awards shall be exercisable (to the extent applicable) at such times, or upon the occurrence of such event or events as the Board shall determine at or subsequent to grant.  Stock Awards may be exercised (to the extent applicable) in whole or in part.  Common Stock purchased upon the exercise of a Stock Award shall be paid for in full at the time of such purchase.

(b)                                 Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(c)                                  Stockholder Rights.

(i)                                    Options.   Unless otherwise provided in and upon the terms and conditions in the Option Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to an Option unless and until such Participant has satisfied all requirements for exercise of, and has exercised, the Option pursuant to its terms.

(ii)                                Restricted Common Stock.  Unless otherwise provided in and upon the terms and conditions in the Stock Award Agreement, a Participant shall have the right to receive all dividends and other distributions paid or made respecting such restricted Common Stock, provided, however, no unvested restricted Common Stock shall have any voting rights of a stockholder respecting such unvested restricted Common Stock unless and until such unvested restricted Common Stock ~~become~~becomes vested.

(iii)                            Other Stock Awards.  Unless otherwise provided in and upon the terms and conditions in the Stock Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Stock subject to any other Stock Award unless and until such Participant has satisfied all requirements for receiving, and has received, such Common Stock in accordance with such Stock Award.  In the event the Common Stock received is not fully vested, the Participant shall have the rights of a stockholder with respect to such shares of Common Stock as set forth in Section 10(c)(ii), above.

(d)                                 No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted, or any other capacity, or shall affect the right of the Company or an Affiliate to terminate with or without notice and with or without cause (i) the employment of an Employee, (ii) the service of a Consultant to the Company or an Affiliate or (iii) the service of a Director of the Company or an Affiliate.

(e)                                  Withholding Obligations.   If the Company has or will have a legal obligation to withhold the taxes related to the grant, vesting or exercise of the Stock Award, such Award may not be granted, vested or exercised in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.  To the extent provided by the terms of a Stock Award Agreement or Option Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment in Dollars; (ii) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no Common Stock is withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Common Stock.

(f)                                   Substitutions and Repricings.  The Board may, in its discretion, issue new Stock Awards in substitution for outstanding Stock Awards previously granted to Participants, or approve a repricing (within the meaning of U.S. generally accepted accounting practices or any applicable stock exchange rule) of Stock Awards issued under this Plan, ~~in each case~~provided, however, than no repricing shall be effectuated without the stockholders of the Company expressly approving in advance such ~~substitution or~~ repricing.

(g)                                 Listing and Qualification of Stock.   This Plan and the grant and exercise of Stock Awards hereunder, and the obligation of the Company to sell and deliver Common Stock under such Stock Awards, shall be subject to all applicable United States federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of a Stock Award until completion of any stock exchange listing, or other qualification of such Common Stock under any United States federal or state law rule or regulation as the Company may consider appropriate, and may require any individual to whom a Stock Award is granted, such individual’s beneficiary or legal representative, as applicable, to make such representations and furnish such information as the Board may consider necessary, desirable or advisable in connection with the issuance or delivery of the Common Stock in compliance with applicable laws, rules and regulations.

(h)                                 Non-Uniform Determinations.   The Board’s determinations under this Plan (including, without limitation, determinations of the persons to receive Stock Awards, the form, term, provisions, amount and timing of the grant of such Stock Awards and of the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Awards under this Plan, whether or not such persons are similarly situated.

(i)                                    409A.               The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) in order to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder, and this Plan and all award agreements hereunder shall be interpreted accordingly. If the Committee or a Participant determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause the Participant’s award to become subject to Section 409A, then the Committee and the Participant shall work together in good faith to amend the award or award agreement and to take such other action as may be necessary or desirable to comply with the requirements of Section 409A and to preserve the benefits intended to be delivered to the Participant.  Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan

(j)                                    No Restriction on Corporate Action.  The existence of this Plan, the Stock or Option Award Agreements and the Stock Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Affiliate, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Affiliate, (d) any dissolution or liquidation of the Company or any Affiliate, (e) any sale or transfer of all or any part of the assets or business of the Company or any Affiliate, or (f) any other corporate act or proceeding by the Company or any Affiliate. No Participant, beneficiary or any other person shall have any claim under any Stock Award or Stock or Option Award Agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.

(k)                                 Other Company Benefit and Compensation Programs.  Payments and other benefits received by a Participant under a Stock Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Affiliate, except where the Committee expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Stock Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or any Affiliate.

(l)                                    Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(m)                             General Obligation of the Company.  Stock Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Stock Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Affiliates by reason of any Stock Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Affiliate and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Stock Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.                               ADJUSTMENTS UPON CHANGES IN STOCK.

(a)                                 Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.    ~~(~~The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company~~.)~~.

(b)                                 Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation of the Company with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger, or reorganization or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred (individually, a “ Change of Control”), then any unvested Stock Awards shall vest immediately prior to the closing of the Change of Control, and the Board shall have the power and discretion to provide for the Participant’s election alternatives regarding the terms and conditions for the exercise of, or modification of, any outstanding Stock Awards granted hereunder, provided, however, such alternatives shall not affect the then current exercise provisions without such Participant’s consent.  The Board may provide that Stock Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Stock Awards will expire.  The Board may also provide for the payment of cash or property (or combination thereof) in settlement of any Stock Awards upon a Change of Control.  Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.  The provisions of this Section 11(~~c)~~ b) shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

12.                               AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)                                 Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan, provided that such amendment does not result in a violation of Section 409A of the Code.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable law (including, without limitation, Section 422 of the Code or Rule 16b-3) or any applicable ~~Nasdaq or~~ securities exchange listing requirements.

(b)                                 Stockholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)                                  Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)                                 No Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless the Participant consents in writing.

(e)                                  Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless the applicable Participant consents in writing and provided further that such amendment does not result in a violation of Section 409A of the Code.

13.                               TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                 Plan Term.   The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the ~~Effective~~Restatement Date, after which no grants of ~~Incentive~~Stock Awards may be made; provided, that administration of the Plan shall continue in effect until all matters relating to Stock Awards previously granted have been settled.

(b)                                 No Impairment of Rights.   Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

(c)                                  Savings Clause.   This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

14.                               CHOICE OF LAW.

The law of the Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

15.                               PERFORMANCE -BASED COMPENSATION UNDER SECTION 162(~~M).~~m).

Notwithstanding anything herein to the contrary, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (other than Options or stock appreciation rights) shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing ~~in accordance with the regulations pursuant to Section 162(m).~~during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance criteria shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m). The applicable performance measurement period may not be less than 3 months nor more than 10 years.

(a)                                 Qualifying Performance Criteria.   For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business segment, subsidiary or Affiliate, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the applicable Option Agreement or Stock Award Agreement: revenue; revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow, cash flow per share or cash flow from operations; return on capital; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); financing and other capital raising transactions (including sales of the Company’s equity or debt securities); implementation, completion or attainment of objectives with respect to exploration, development, production or costs, acquisitions and divestitures, operational objectives, including those relating to environmental, health and safety requirements, recruiting and maintaining personnel, and joint venture or similar arrangements.

(b)                                 Certification.   Before payment of any compensation under a Stock Award (other than an Option or stock appreciation right) intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify, in writing, the extent to which any Qualifying Performance Criteria and any other material terms under such Stock Award have been satisfied (other than in cases where such relate solely to the price of Common Stock).

(c)                                  Discretionary Adjustments Pursuant to Section 162(m).   Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of a Stock Award to Covered Employees, the number of shares of Common Stock or other benefits granted, issued, retained, or vested under a Stock Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.  In addition, in the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit the Committee discretion to alter the Qualifying Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  Furthermore, in the event that the Committee determines that it is advisable to grant Stock Awards that shall not qualify as performance-based compensation and/or to amend previously granted Stock Awards in a way that would disqualify them as performance-based compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on performance measures other than those set forth above and/or make such amendments.

(d)                                 Compensation Limitations.  The maximum aggregate number of shares of Common Stock that may be issued to any Participant pursuant to Stock Awards (other than Options or stock appreciation rights) intended to qualify as performance based compensation under Section 162(m) of the Code shall not exceed 500,000 shares.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000207454_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Jeffrey G. Clevenger 02 W. Durand Eppler 03 Michael T. Mason 04 Ian Masterton-Hume 05 Kevin R. Morano 06 Terry M. Palmer 07 Andrew N. Pullar 08 David H. Watkins Golden Minerals Company 350 Indiana Street, Suite 800 Golden, Colorado, 80401 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection of EKS&H, LLLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. 3. To vote to approve amendments to the Company’s 2009 Equity Incentive Plan. NOTE: To transact such other business as may properly come before the meeting or any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000207454_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . GOLDEN MINERALS COMPANY Annual Meeting of Stockholders May 22, 2014 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jeffrey G. Clevenger, Robert P. Vogels, and Deborah J. Friedman, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOLDEN MINERALS COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, Local Time on May 22, 2014, at the Courtyard by Marriott Denver West/Golden, 14700 W. 6th Avenue Frontage Road, Golden, CO 80401, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side